UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2016

LendingTree, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On November 22, 2016, LendingTree, Inc. (the “Company”), filed a Current Report on Form 8-K (the “Form 8-K”) to report the acquisition by LendingTree, LLC (“Buyer”), a wholly-owned subsidiary of the Company, of the membership interests of Iron Horse Holdings, LLC, a Delaware limited liability company, which does business under the name CompareCards.com (“CompareCards”). This Amendment No. 1 to the Form 8-K amends and supplements Item 9.01 to include the financial information described in Item 9.01 below. Except as stated in this Explanatory Note, no other information contained in the Form 8-K is changed.

Item 9.01.     Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of CompareCards.com as of and for the year ended December 31, 2015 are filed as Exhibit 99.2 to this report and incorporated herein by reference.
The unaudited interim financial statements of CompareCards.com as of and for the nine months ended September 30, 2016 and 2015 are filed as Exhibit 99.3 to this report and incorporated herein by reference.
(b) Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is attached hereto as Exhibit 99.4 to this report and incorporated herein by reference.
(d) Exhibits.

Exhibit No.	Exhibit Description
2.1
Membership Interest Purchase Agreement, dated as of November 16, 2016, by and among LendingTree, LLC, Iron Horse Holdings, LLC, all of the members of Iron Horse Holdings, LLC, and Christopher J. Mettler.*†

23.1	Consent of Kimble, Certified Public Accountants
99.1	Press Release issued on November 16, 2016 †
99.2	Audited financial statements of Iron Horse Holdings, LLC as of and for the year ended December 31, 2015.
99.3	Unaudited interim financial statements of Iron Horse Holdings, LLC as of and for the nine months ended September 30, 2016 and 2015.
99.4	Unaudited pro forma condensed combined financial statements.

__________________________

*
The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

†	Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2017

LENDINGTREE, INC.

	By:	/s/ Katharine F. Pierce
Katharine F. Pierce
Senior Vice President, General Counsel & Corporate Secretary